SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): 5-1-02

AMERON INTERNATIONAL CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    1-9102                      77-0100596
----------------------------       ------------              -------------------
(STATE OR OTHER JURISDICTION       (COMMISSION                (I.R.S. EMPLOYER
     OF INCORPORATION)             FILE NUMBER)              IDENTIFICATION NO.)

245 SOUTH LOS ROBLES AVE., PASADENA, CALIFORNIA 91101

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (626) 683-4000

ITEM 5. OTHER EVENTS.

THE COMPANY ISSUED A NEWS RELEASE ON MAY 1, 2002 IN THE FORM ATTACHED
AS EXHIBIT 99.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

AMERON INTERNATIONAL CORPORATION

DATE: May 7, 2002                  BY:
                                             -----------------------------------
                                             JAVIER SOLIS
                                             SENIOR VICE PRESIDENT AND SECRETARY

                                  EXHIBIT LIST

EXHIBIT NO.       DESCRIPTION
-----------       -----------

99                News Release dated May 1, 2002.

EXHIBIT 99

N E W S  R E L E A S E

May 1, 2002

AMERON AWARDED $57 MILLION CONTRACT FOR

SAN FRANCISCO/OAKLAND BAY BRIDGE PROJECT

               PASADENA, Calif. - Ameron International Corporation ("Ameron" or "Company") (NYSE: AMN) announced today that its Water Transmission Group has been awarded a contract totaling almost $57 million to supply large diameter steel pilings for the foundation of the new eastern section of the San Francisco/Oakland Bay Bridge. The bridge section that will be replaced collapsed during the 1989 San Francisco earthquake. The overall replacement project which includes seismic upgrades, new ramps, a skyway and a new suspension bridge is estimated to cost $2.6 billion. The California Department of Transportation (Caltrans) has awarded the prime contract to KFM, a joint venture between Kiewit Pacific, FCI Construction and Manson Construction.

The eastern section will extend approximately 1.5 miles from Oakland to a newly constructed suspension bridge. The eastern section will consist of side-by-side decks with five lanes of traffic in each direction. The steel pilings that will be produced by Ameron will consist of rolled steel sections in eight-foot diameters using steel plate of up to three inches thick. The pilings will be up to 365 feet in length. Manufacturing of the steel sections will take place at Ameron's heavy steel fabrication plant in Fontana, California, one of the few facilities in the West capable of fabricating steel casings of these diameters and thicknesses. Production is scheduled to commence in mid 2002 and will extend through 2003.

"This contract illustrates Ameron's extensive technical and manufacturing capabilities. It is an excellent example of our stated strategy to grow and to diversify the Company into new products and markets," said James S. Marlen, Ameron Chairman, President and Chief Executive Officer.

            Ameron International Corporation is a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets. Traded on the New York Stock Exchange (AMN), Ameron is a leading producer of water transmission lines; high-performance coatings and finishes for the protection of metals and structures; fiberglass-composite pipe for transporting oil, chemicals and corrosive fluids and specialized materials and products used in infrastructure projects. The Company operates businesses in North America, South America, Europe, Australasia and Asia. It also participates in several joint-venture companies in the U.S., Saudi Arabia, Kuwait, Egypt and Mexico.

            Cautionary statement for purposes of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995: Any statements in this report that refer to the estimated or anticipated future results of Ameron International Corporation ("Ameron" or the "Company") are forward-looking and reflect the Company's current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Ameron's businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economies worldwide, can affect Ameron's results. Forward-looking statements represent the Company's judgment only as of the date of this report. Since actual results could differ materially, the reader is cautioned not to rely on these forward-looking statements. Moreover, Ameron disclaims any intent or obligation to update these forward-looking statements.